UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2010

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

TEXAS	001-31434	75-1458323
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1301 S. CAPITAL OF TEXAS HIGHWAY

SUITE C-300

AUSTIN, TEXAS 78746

(Address of Principal Executive Offices, Zip Code)

(512) 328-0888

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

On June 3, 2010, American Physicians Service Group, Inc. (the “Company”) held its Annual Meeting of Shareholders.  There were 4,613,637 shares represented either in person or by proxy at this meeting. The shareholders of the Company voted as follows on the following matters at the annual meeting:

1.

Election of Directors. The shareholders elected each of the Board’s eight director nominees as set forth below:

Director Nominee	For	Withhold	Broker Non-Votes
Norris C. Knight, Jr., M.D.	3,498,598	132,474	982,565
Timothy L. LaFrey	3,471,458	159,614	982,565
Lew N. Little, Jr.	2,750,824	880,248	982,565
Jackie Majors	2,632,696	998,376	982,565
William J. Peche, M.D.	3,497,623	133,449	982,565
William A. Searles	3,370,744	260,328	982,565
Kenneth S. Shifrin	3,532,088	98,984	982,565
Cheryl Williams	2,691,606	939,466	982,565

2.

Ratification of the appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010 was ratified based upon the following votes:

For	4,609,276
Against	3,504
Abstain	857
Broker Non-Votes	-0-

Item 8.01

Other Events

On June 3, 2010, the Company announced that its Board of Directors approved a dividend of $0.30 per common share, the Company’s seventh consecutive annual dividend.  The dividend will be payable June 30, 2010 to shareholders of record on June 15, 2010.

Also on June 3, 2010, the Company announced that its Board of Directors authorized an increase in the Company’s stock buyback plan of $5,000,000 for future purchases of the Company’s outstanding common shares.

A copy of our press release, which is attached hereto as Exhibit 99.1, is incorporated by reference in its entirety.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1

Press release issued by American Physicians Service Group, Inc. dated June 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2010	American Physicians Service Group, Inc.

Signed: /s/ Marc J. Zimmermann
Name: Marc J. Zimmermann
Title: Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press release issued by American Physicians Service Group, Inc. dated June 3, 2010